EXHIBIT 5.1
Jeffrey A. Baumel


973.639.5904
Fax 973 297 3814
jbaumel@mccarter.com


July 15, 2005


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CC 20549

Re:      Veridium Corporation

Ladies and Gentlemen:

We refer to the registration statement on Form SB-2, Amendment No. 3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Veridium Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission. The Registration Statement, Commission File no. 333-116946, includes 7,500,581 shares of common stock .

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

In giving the opinion set forth herein, we have assumed that none of the Company's issued and outstanding preferred stock will be converted into common stock prior to (1) the issuance of the 3,175,000 shares of common stock registered in the Registration Statement issuable upon the exercise of warrants and (2) the issuance of the 4,325,581 shares of common stock registered in the Registration Statement issuable upon the conversion of convertible debentures.

Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under Legal Matters in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP